BGC PARTNERS

REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS

EXHIBIT 99.1
NEW YORK – May 3, 2023 – BGC Partners, Inc. (Nasdaq: BGCP) ("BGC Partners" or "BGC" or the "Company"), a leading global brokerage and financial technology company, today reported its financial results for the quarter ended March 31, 2023.

Howard W. Lutnick, Chairman and CEO of BGC Partners:
"Our quarterly revenue grew over 5 percent, or 7 percent in constant currency, with growth across each of our business lines. Fenics had a record quarter with market leading growth of 12 percent, and over 14 percent in constant currency.
We expect BGC's revenue to continue to grow as the relationship between trading volumes and the enormous increase in bond issuance returns following the end of zero-interest rates. Our growth has accelerated so far through the first 19 trading days of the second quarter with revenue up by 9 percent.
We expect to complete our corporate conversion on June 30th and trade under our new ticker "BGC" at the beginning of July.
With respect to FMX, progress continues with the CFTC on the final approval of our futures exchange, and we intend to announce our strategic investors prior to the launch."

SELECT FINANCIAL RESULTS1,2

Highlights of Consolidated Results (USD millions)	1Q23	1Q22	Change	Const. CCY Change
Revenues	532.9	506.5	5.2%	7.0%
GAAP income from operations before income taxes	33.2	45.4	(26.7)%
GAAP net income for fully diluted shares	24.2	33.6	(28.2)%
Adjusted Earnings before noncontrolling interest in subsidiaries and taxes	124.6	113.1	10.2%
Post-tax Adjusted Earnings	115.6	103.2	12.1%
Adjusted EBITDA	151.1	141.3	7.0%
Per Share Results	1Q23	1Q22	Change
GAAP fully diluted earnings per share	$0.05	$0.07	(28.6)%
Post-tax Adjusted Earnings per share	$0.23	$0.21	9.5%
1 U.S. Generally Accepted Accounting Principles is referred to as “GAAP”. “GAAP income before income taxes and noncontrolling interests” and “Adjusted Earnings before noncontrolling interests and taxes” may be used interchangeably with “GAAP pre-tax income” and “pre-tax Adjusted Earnings”, respectively. See the sections of this document including “Timing of Outlook for Certain GAAP and Non-GAAP Items”, “Non-GAAP Financial Measures”, “Adjusted Earnings Defined”, “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS”, “Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings”, “Adjusted EBITDA Defined”, “Reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Adjusted EBITDA”, “Liquidity Analysis”, and "Constant Currency Defined", including any footnotes to these sections, for the complete and updated definitions of these non-GAAP terms and how, when and why management uses them, as well as for the differences between results under GAAP and non-GAAP for the periods discussed herein.
2 Constant Currency is defined in the "Non-GAAP Financial Measures" section of this document.

DISCUSSION OF RESULTS
BGC's revenue grew by 5.2 percent (7.0 percent in constant currency) to $532.9 million, as our trading volumes increased following the end of zero-interest rates. This represents our second highest ever quarterly revenue, second only to the first quarter of 2020 when the onset of the Covid-19 pandemic drove trading volumes to record levels3.
Both our Voice / Hybrid and Fenics businesses saw solid growth with revenue up across all asset classes. Fenics grew by 12.0 percent (14.4 percent in constant currency), generating a record $140.4 million in quarterly revenue, representing 26.3 percent of BGC's total revenue.
Higher revenue and record quarterly front office productivity, which increased 9.2 percent, drove profitability higher. Pre-tax and post-tax Adjusted Earnings increased by 10.2 percent and 12.1 percent, respectively, and Adjusted EBITDA grew by 7.0 percent versus last year.
BGC's growth has accelerated in the second quarter with overall revenue up 9 percent through the first 19 trading days. We expect BGC's revenue to continue to grow as the relationship between trading volumes and the enormous increase in bond issuance returns, following the end of zero interest rates.

CONSOLIDATED REVENUES

Consolidated Revenues (USD millions)	1Q23	1Q22	Change	Const. CCY Change
Rates	$164.7	$158.8	3.7%	6.6%
Foreign Exchange	80.2	80.0	0.2%	1.0%
Credit	89.5	83.9	6.7%	9.0%
Energy and Commodities	89.7	82.4	8.8%	9.5%
Equities	68.1	67.1	1.5%	3.5%
Total Brokerage Revenues	$492.2	$472.3	4.2%	6.1%
Data, Software, and Post-trade	27.1	24.1	12.4%	12.7%
Interest and dividend income, Fees from related parties and Other revenues	13.5	10.1	34.3%	35.3%
Total Revenues	$532.9	$506.5	5.2%	7.0%
Total brokerage revenues improved by 4.2 percent (6.1 percent in constant currency) driven by higher trading volumes across all asset classes. The combination of meaningful interest rates and improving trading conditions led to higher client activity across Rates and Credit, driven by shorter-dated interest rate products and strong credit volumes. Additionally, our renewable energy and ship chartering businesses saw strong double-digit growth driving our Energy & Commodities business higher.
3 Excludes the impact of any dispositions, including the sale of the Insurance Brokerage Business in 2021.

Data, Software, and Post-trade revenues improved by 12.4 percent (12.7 percent in constant currency) driven by Fenics Market Data and Lucera. We expect the growth of these recurring revenue businesses to continue to outperform the industry.

FENICS

Fenics Revenues (USD millions)	1Q23	1Q22	Change	Const. CCY Change
Fenics Markets	$123.0	$112.3	9.5%	12.2%
Fenics Growth Platforms	17.4	13.1	33.1%	33.6%
Fenics Revenues	$140.4	$125.3	12.0%	14.4%
Fenics grew at a market leading rate of 12.0 percent (14.4 percent in constant currency), led by a 33.1 percent increase across our Fenics Growth Platforms. This strong improvement in Fenics Growth Platforms was driven by Fenics UST, Portfolio Match and Fenics GO.
Fenics Markets4 revenues increased 9.5 percent (12.2 percent in constant currency). This growth reflects the strength of our comprehensive Fenics offerings and conversion of our Voice / Hybrid volumes to our higher margin, technology driven Fenics businesses. We saw stronger trading volumes across electronic Fixed Income products, particularly Credit.
FMX continues to make progress with the CFTC on the final approval of its Futures Exchange and we intend to announce FMX's strategic investors prior to the launch. We believe FMX will create enormous value for BGC shareholders as it competes across the world's most valuable futures markets.

CONSOLIDATED EXPENSES AND TAXES AND NONCONTROLLING INTEREST5

Consolidated Expenses (USD millions)	1Q23	1Q22	Change
Compensation and employee benefits under GAAP	$267.2	$257.3	3.9%
Equity-based compensation and allocations of net income to limited partnership units and FPUs	81.4	57.9	40.6%
Non-compensation expenses under GAAP	151.4	148.3	2.1%
Total expenses under GAAP	$500.0	$463.4	7.9%

Compensation and employee benefits for Adjusted Earnings	$266.8	$256.8	3.9%
Non-compensation expenses for Adjusted Earnings	141.9	136.1	4.2%
Total expenses for Adjusted Earnings	$408.7	$392.9	4.0%
4 Fenics Markets includes the fully electronic portions of BGC’s brokerage businesses, Data, Software and Post-trade revenues that are unrelated to Fenics Growth
Platforms, as well as Fenics Integrated revenues. Businesses are categorized as “Fenics Integrated” if they utilize sufficient levels of technology such that significant amounts of their transactions can be, or are, executed without broker intervention and have expected pre-tax Adjusted Earnings margins of at least 25 percent.
5 For additional information on “Equity-based compensation and allocations of net income to limited partnership units and FPUs”, please see the section of this document titled “Adjusted Earnings Defined” and the footnotes to the table titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS”.

Taxes and Noncontrolling Interest (USD millions)	1Q23	1Q22	Change
GAAP provision for income taxes	$12.1	$14.7	(17.7)%
Provision for income taxes for Adjusted Earnings	9.1	9.1	0.5%
GAAP net income attributable to noncontrolling interest in subsidiaries	2.2	4.7	(53.6)%
Net income (loss) attributable to noncontrolling interest in subsidiaries for Adjusted Earnings	(0.1)	0.9	NMF

CONSOLIDATED SHARE COUNT6,7

Consolidated Share Count (USD millions)	1Q23	1Q22	Change	4Q22	Change (QoQ)
Fully diluted weighted-average share count under GAAP	501.1	502.9	(0.4)%	492.5	1.7%
Fully diluted weighted-average share count for Adjusted Earnings	501.1	502.9	(0.4)%	492.5	1.7%
Fully diluted spot share count under GAAP and Adjusted Earnings	505.2	502.9	0.5%	493.6	2.3%
BGC’s fully diluted spot share count was 505.2 million shares at March 31, 2023. BGC's fully diluted weighted-average share count for the first quarter increased 1.7 percent sequentially and declined by 0.4 percent year-over-year to 501.1 million shares. The first quarter generally has greater share issuance due to annual broker bonuses.
In April 2023, we repurchased approximately 3 million shares. We expect the majority of our share repurchases to take place in the second half of the year.

OUTLOOK

Metric (USD millions)	Guidance	Actual
	2Q 2023	2Q 2022
Revenues	$450 - $500	$435.8
Pre-tax Adjusted Earnings	$90 - $110	$90.2
	FY 2023	FY 2022
Pre-Corporate Conversion Adjusted Earnings Tax Rate (%)	5.0 - 8.0%	7.3%

6 “Spot” is used interchangeably with the end-of-period share count.
7 BGC’s fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted average share count for Adjusted Earnings to avoid anti-dilution in certain periods. This also impacts GAAP net income (loss) for fully diluted shares in such periods.

DIVIDEND INFORMATION
On May 2, 2023, BGC Partners’ Board of Directors declared a quarterly qualified cash dividend of $0.01 per share payable on May 31, 2023 to Class A and Class B common stockholders of record as of May 17, 2023. The ex-dividend date will be May 16, 2023.

CORPORATE CONVERSION
On April 6, 2023, BGC Group, Inc. filed a Registration Statement on Form S-4 with the SEC in connection with its previously announced corporate conversion. Following receipt of regulatory approvals, and subject to other customary closing conditions, including shareholder approval, all of which are expected to be satisfied, we currently expect to close the corporate conversion effective immediately after closing of BGC's second quarter on June 30, 2023. The Company will be renamed BGC Group, Inc. and its shares of Class A common stock will trade on Nasdaq under our new ticker "BGC."
We will provide additional information with respect to our expected tax rates going forward as soon as practicable following the close of the corporate conversion.

ONLINE AVAILABILTY OF INVESTOR PRESENTATION AND ADDITIONAL FINANCIAL INFORMATION
An investor presentation as well as Excel versions of the tables at the end of this document are available for download at http://ir.bgcpartners.com. Additional detail on overall Fenics revenues is available in the supplemental Excel financial tables that accompany this press release at http://ir.bgcpartners.com. The Excel tables and earnings presentation contain the results discussed in this document as well as other useful information that may not be contained herein.

BGC CONFERENCE CALL AND INVESTOR PRESENTATION
BGC will hold a conference call on the date of this release starting at 10:00 a.m. ET. A live webcast of the call, along with an investor presentation summarizing BGC’s consolidated non-GAAP results, will be accessible at http://ir.bgcpartners.com. Alternatively, interested parties can access the call by dialing +1 877-407-0312 (U.S.) or +1 201-389-0899 (international) and be answered by an operator. After the conference call, an archived recording will be available at http://ir.bgcpartners.com.

BGC PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except per share data)
(unaudited)

	March 31,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$493,496	$484,989
Cash segregated under regulatory requirements	16,424	17,021
Financial instruments owned, at fair value	41,302	39,319
Receivables from broker-dealers, clearing organizations, customers and related broker-dealers	1,852,062	559,680
Accrued commissions and other receivables, net	330,544	288,471
Loans, forgivable loans and other receivables from employees and partners, net	352,719	319,612
Fixed assets, net	181,059	183,478
Investments	38,810	38,575
Goodwill	502,017	486,585
Other intangible assets, net	204,553	192,783
Receivables from related parties	4,135	1,444
Other assets	467,150	463,014
Total assets	$4,484,271	$3,074,971

Liabilities, Redeemable Partnership Interest, and Equity
Short-term borrowings	$1,968	$1,917
Accrued compensation	176,629	176,781
Payables to broker-dealers, clearing organizations, customers and related broker-dealers	1,675,926	404,675
Payables to related parties	2,918	10,550
Accounts payable, accrued and other liabilities	688,801	683,104
Notes payable and other borrowings	1,121,588	1,049,217
Total liabilities	3,667,830	2,326,244
Redeemable partnership interest	15,423	15,519

Equity
Stockholders' equity:
Class A common stock, par value $0.01 per share; 750,000 shares authorized;
487,809 and 471,934 shares issued at March 31, 2023 and December 31,
2022, respectively; and 340,874 and 325,858 shares outstanding at
March 31, 2023 and December 31, 2022, respectively	4,878	4,719
Class B common stock, par value $0.01 per share; 150,000 shares authorized;
45,884 shares issued and outstanding at each of March 31, 2023 and
December 31, 2022, convertible into Class A common stock	459	459
Additional paid-in capital	2,604,259	2,559,418
Treasury stock, at cost: 146,935 and 146,076 shares of Class A common stock at	(715,081)	(711,454)
March 31, 2023 and December 31, 2022, respectively
Retained deficit	(1,122,827)	(1,138,066)
Accumulated other comprehensive income (loss)	(43,522)	(45,431)
Total stockholders' equity	728,166	669,645
Noncontrolling interest in subsidiaries	72,852	63,563
Total equity	801,018	733,208
Total liabilities, redeemable partnership interest and equity	$4,484,271	$3,074,971

BGC PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
Revenues:	2023	2022
Commissions	$377,288	$356,664
Principal transactions	114,929	115,601
Total brokerage revenues	492,217	472,265

Fees from related parties	3,957	3,317
Data, software and post-trade	27,122	24,127
Interest and dividend income	5,315	2,435
Other revenues	4,256	4,320
Total revenues	532,867	506,464

Expenses:
Compensation and employee benefits	267,214	257,268
Equity-based compensation and allocations of net income
to limited partnership units and FPUs	81,373	57,876
Total compensation and employee benefits	348,587	315,144
Occupancy and equipment	41,165	38,663
Fees to related parties	8,440	5,725
Professional and consulting fees	15,701	15,631
Communications	27,939	27,891
Selling and promotion	14,616	10,938
Commissions and floor brokerage	15,265	17,343
Interest expense	15,742	14,303
Other expenses	12,508	17,775
Total non-compensation expenses	151,376	148,269
Total expenses	499,963	463,413

Other income (losses), net:
Gains (losses) on equity method investments	2,062	2,803
Other income (loss)	(1,735)	(496)
Total other income (losses), net	327	2,307

Income (loss) from operations before income taxes	33,231	45,358

Provision (benefit) for income taxes	12,061	14,657
Consolidated net income (loss)	$21,170	$30,701

Less: Net income (loss) attributable to noncontrolling interest in subsidiaries	2,192	4,729

Net income (loss) available to common stockholders	$18,978	$25,972

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
Continued

	Three Months Ended March 31,
	2023	2022
Per share data:
Basic earnings per share
Net income (loss) available to common stockholders	$18,978	$25,972
Basic earnings (loss) per share	$0.05	$0.07
Basic weighted-average shares of common stock outstanding	375,220	368,323

Fully diluted earnings (loss) per share
Net income (loss) for fully diluted shares	$24,155	$33,638
Fully diluted earnings (loss) per share	$0.05	$0.07
Fully diluted weighted-average shares of common stock outstanding	501,067	502,877

Non-GAAP Financial Measures
This document contains non-GAAP financial measures that differ from the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Non-GAAP financial measures used by the Company include “Adjusted Earnings before noncontrolling interests and taxes”, which is used interchangeably with “pre-tax Adjusted Earnings”; “Post-tax Adjusted Earnings to fully diluted shareholders”, which is used interchangeably with “post-tax Adjusted Earnings”; “Adjusted EBITDA”; “Liquidity”; and "Constant Currency". The definitions of these terms are below.
Adjusted Earnings Defined
BGC uses non-GAAP financial measures, including “Adjusted Earnings before noncontrolling interests and taxes” and “Post-tax Adjusted Earnings to fully diluted shareholders”, which are supplemental measures of operating results used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC believes that Adjusted Earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers when managing its business.
As compared with “Income (loss) from operations before income taxes” and “Net income (loss) for fully diluted shares”, both prepared in accordance with GAAP, Adjusted Earnings calculations primarily exclude certain non-cash items and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders. In addition, Adjusted Earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary results of BGC. Adjusted Earnings is calculated by taking the most comparable GAAP measures and adjusting for certain items with respect to compensation expenses, non-compensation expenses, and other income, as discussed below.
Calculations of Compensation Adjustments for Adjusted Earnings and Adjusted EBITDA
Treatment of Equity-Based Compensation Line Item for Adjusted Earnings and Adjusted EBITDA
The Company’s Adjusted Earnings and Adjusted EBITDA measures exclude all GAAP charges included in the line item “Equity-based compensation and allocations of net income to limited partnership units and FPUs” (or “equity-based compensation” for purposes of defining the Company’s non-GAAP results) as recorded on the Company’s GAAP Consolidated Statements of Operations and GAAP Consolidated Statements of Cash Flows. These GAAP equity-based compensation charges reflect the following items:
■Charges with respect to grants of exchangeability, which reflect the right of holders of limited partnership units with no capital accounts, such as LPUs and PSUs, to exchange these units into shares of common stock, or into partnership units with capital accounts, such as HDUs, as well as cash paid with respect to taxes withheld or expected to be owed by the unit holder upon such exchange. The withholding taxes related to the exchange of certain non-exchangeable units without a capital account into either common shares or units with a capital account may be funded by the redemption of preferred units such as PPSUs.
■Charges with respect to preferred units. Any preferred units would not be included in the Company’s fully diluted share count because they cannot be made exchangeable into shares of common stock and are entitled only to a fixed distribution. Preferred units are granted in connection with the grant of certain limited partnership units that may be granted exchangeability or redeemed in connection with the grant of shares of common stock at ratios designed to cover any withholding taxes expected to be paid. This is an alternative to the common practice among public companies of issuing the gross amount of shares to employees, subject to cashless withholding of shares, to pay applicable withholding taxes.
■GAAP equity-based compensation charges with respect to the grant of an offsetting amount of common stock or partnership units with capital accounts in connection with the redemption of non-exchangeable units, including PSUs and LPUs.
■Charges related to amortization of RSUs and limited partnership units.
■Charges related to grants of equity awards, including common stock or partnership units with capital accounts.
■Allocations of net income to limited partnership units and FPUs. Such allocations represent the pro-rata portion of post-tax GAAP earnings available to such unit holders.
The amounts of certain quarterly equity-based compensation charges are based upon the Company’s estimate of such expected charges during the annual period, as described further below under “Methodology for Calculating Adjusted Earnings Taxes.”

Virtually all of BGC’s key executives and producers have equity or partnership stakes in the Company and its subsidiaries and generally receive deferred equity or limited partnership units as part of their compensation. A significant percentage of BGC’s fully diluted shares are owned by its executives, partners and employees. The Company issues limited partnership units as well as other forms of equity-based compensation, including grants of exchangeability into shares of common stock, to provide liquidity to its employees, to align the interests of its employees and management with those of common stockholders, to help motivate and retain key employees, and to encourage a collaborative culture that drives cross-selling and revenue growth.
All share equivalents that are part of the Company’s equity-based compensation program, including REUs, PSUs, LPUs, HDUs, and other units that may be made exchangeable into common stock, as well as RSUs (which are recorded using the treasury stock method), are included in the fully diluted share count when issued or at the beginning of the subsequent quarter after the date of grant. Generally, limited partnership units other than preferred units are expected to be paid a pro-rata distribution based on BGC’s calculation of Adjusted Earnings per fully diluted share. However, out of an abundance of caution and in order to strengthen the Company’s balance sheet due the uncertain macroeconomic conditions with respect to the COVID-19 pandemic, BGC Holdings, L.P. has reduced its distributions of income from the operations of BGC’s businesses to its partners.
Compensation charges are also adjusted for certain other cash and non-cash items.
Certain Other Compensation-Related Adjustments for Adjusted Earnings
BGC also excludes various other GAAP items that management views as not reflective of the Company’s underlying performance in a given period from its calculation of Adjusted Earnings. These may include compensation-related items with respect to cost-saving initiatives, such as severance charges incurred in connection with headcount reductions as part of broad restructuring and/or cost savings plans.
Calculation of Non-Compensation Adjustments for Adjusted Earnings
Adjusted Earnings calculations may also exclude items such as:
■Non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions;
■Acquisition related costs;
■Certain rent charges;
■Non-cash GAAP asset impairment charges; and
■Various other GAAP items that management views as not reflective of the Company’s underlying performance in a given period, including non-compensation-related charges incurred as part of broad restructuring and/or cost savings plans. Such GAAP items may include charges for exiting leases and/or other long-term contracts as part of cost-saving initiatives, as well as non-cash impairment charges related to assets, goodwill and/or intangibles created from acquisitions.
Calculation of Adjustments for Other (income) losses for Adjusted Earnings
Adjusted Earnings calculations also exclude certain other non-cash, non-dilutive, and/or non-economic items, which may, in some periods, include:
■Gains or losses on divestitures;
■Fair value adjustment of investments;
■Certain other GAAP items, including gains or losses related to BGC's investments accounted for under the equity method; and
■Any unusual, one-time, non-ordinary, or non-recurring gains or losses.
Methodology for Calculating Adjusted Earnings Taxes
Although Adjusted Earnings are calculated on a pre-tax basis, BGC also reports post-tax Adjusted Earnings to fully diluted shareholders. The Company defines post-tax Adjusted Earnings to fully diluted shareholders as pre-tax Adjusted Earnings reduced by the non-GAAP tax provision described below and net income (loss) attributable to noncontrolling interest for Adjusted Earnings.
The Company calculates its tax provision for post-tax Adjusted Earnings using an annual estimate similar to how it accounts for its income tax provision under GAAP. To calculate the quarterly tax provision under GAAP, BGC estimates its full fiscal year GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries and the expected inclusions and deductions for income tax purposes, including expected equity-based compensation during the annual period. The resulting annualized tax rate is applied to BGC’s quarterly GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries. At the end of the annual period, the Company updates its estimate to reflect the actual tax amounts owed for the period.
To determine the non-GAAP tax provision, BGC first adjusts pre-tax Adjusted Earnings by recognizing any, and only, amounts for which a tax deduction applies under applicable law. The amounts include charges with respect to equity-based compensation; certain charges related to employee loan forgiveness; certain net operating loss carryforwards when taken for statutory purposes; and certain charges related to tax goodwill amortization. These adjustments may also reflect timing and measurement differences, including treatment of employee loans; changes in the value of units between the dates of grants of exchangeability and the date of actual unit exchange; variations in the value of certain deferred tax assets; and liabilities and the different timing of permitted deductions for tax under GAAP and statutory tax requirements.
After application of these adjustments, the result is the Company’s taxable income for its pre-tax Adjusted Earnings, to which BGC then applies the statutory tax rates to determine its non-GAAP tax provision. BGC views the effective tax rate on pre-tax Adjusted Earnings as equal to the amount of its non-GAAP tax provision divided by the amount of pre-tax Adjusted Earnings.
Generally, the most significant factor affecting this non-GAAP tax provision is the amount of charges relating to equity-based compensation. Because the charges relating to equity-based compensation are deductible in accordance with applicable tax laws, increases in such charges have the effect of lowering the Company’s non-GAAP effective tax rate and thereby increasing its post-tax Adjusted Earnings.
BGC incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s consolidated financial statements include U.S. federal, state, and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., BGC is expected to operate principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for Adjusted Earnings are expected to be presented to show the tax provision the consolidated Company would expect to pay if 100 percent of earnings were taxed at global corporate rates.
Calculations of Pre- and Post-Tax Adjusted Earnings per Share
BGC’s pre- and post-tax Adjusted Earnings per share calculations assume either that:
■The fully diluted share count includes the shares related to any dilutive instruments, but excludes the associated expense, net of tax, when the impact would be dilutive; or
■The fully diluted share count excludes the shares related to these instruments, but includes the associated expense, net of tax, when the impact would be anti-dilutive.
The share count for Adjusted Earnings excludes certain shares and share equivalents expected to be issued in future periods but not yet eligible to receive dividends and/or distributions. Each quarter, the dividend payable to BGC’s stockholders, if any, is expected to be determined by the Company’s Board of Directors with reference to a number of factors, including post-tax Adjusted Earnings per share. BGC may also pay a pro-rata distribution of net income to limited partnership units, as well as to Cantor for its noncontrolling interest. The amount of this net income, and therefore of these payments per unit, would be determined using the above definition of Adjusted Earnings per share on a pre-tax basis.
The declaration, payment, timing, and amount of any future dividends payable by the Company will be at the discretion of its Board of Directors using the fully diluted share count. For more information on any share count adjustments, see the table titled “Fully Diluted Weighted-Average Share Count under GAAP and for Adjusted Earnings” in the Company’s most recent financial results press release.
Management Rationale for Using Adjusted Earnings
BGC’s calculation of Adjusted Earnings excludes the items discussed above because they are either non-cash in nature, because the anticipated benefits from the expenditures are not expected to be fully realized until future periods, or because the Company views results excluding these items as a better reflection of the underlying performance of BGC’s ongoing operations. Management uses Adjusted Earnings in part to help it evaluate, among other things, the overall performance of the Company’s business, to make decisions with respect to the Company’s operations, and to determine the amount of dividends payable to common stockholders and distributions payable to holders of limited partnership units. Dividends payable to common stockholders and distributions payable to holders of limited partnership units are included within “Dividends to stockholders” and “Earnings distributions to limited partnership interests and noncontrolling interests,” respectively, in our unaudited, condensed, consolidated statements of cash flows.
The term “Adjusted Earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views Adjusted Earnings as a metric that is not indicative of liquidity, or the cash available to fund its operations, but rather as a performance measure. Pre- and post-tax Adjusted Earnings, as well as related measures, are not intended to replace the Company’s presentation of its GAAP financial results. However, management believes that these measures help provide investors with a clearer understanding of BGC’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that the GAAP and Adjusted Earnings measures of financial performance should be considered together.
For more information regarding Adjusted Earnings, see the sections of this document and/or in the Company’s most recent financial results press release titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS”, including the related footnotes, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.
Adjusted EBITDA Defined
BGC also provides an additional non-GAAP financial performance measure, “Adjusted EBITDA”, which it defines as GAAP “Net income (loss) available to common stockholders”, adjusted to add back the following items:
■Provision (benefit) for income taxes;
■Net income (loss) attributable to noncontrolling interest in subsidiaries;
■Interest expense;
■Fixed asset depreciation and intangible asset amortization;
■Equity-based compensation and allocations of net income to limited partnership units and FPUs;
■Impairment of long-lived assets;
■(Gains) losses on equity method investments; and
■Certain other non-cash GAAP items, such as non-cash charges of amortized rents incurred by the Company for its new U.K. based headquarters.
The Company’s management believes that its Adjusted EBITDA measure is useful in evaluating BGC’s operating performance, because the calculation of this measure generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses this measure to evaluate operating performance and for other discretionary purposes. BGC believes that Adjusted EBITDA is useful to investors to assist them in getting a more complete picture of the Company’s financial results and operations.
Since BGC’s Adjusted EBITDA is not a recognized measurement under GAAP, investors should use this measure in addition to GAAP measures of net income when analyzing BGC’s operating performance. Because not all companies use identical EBITDA calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow or GAAP cash flow from operations because the Company’s Adjusted EBITDA does not consider certain cash requirements, such as tax and debt service payments.
For more information regarding Adjusted EBITDA, see the section of this document and/or in the Company’s most recent financial results press release titled “Reconciliation of GAAP Net Income (Loss) Available to Common Stockholders to Adjusted EBITDA”, including the footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.
Timing of Outlook for Certain GAAP and Non-GAAP Items
BGC anticipates providing forward-looking guidance for GAAP revenues and for certain non-GAAP measures from time to time. However, the Company does not anticipate providing an outlook for other GAAP results. This is because certain GAAP items, which are excluded from Adjusted Earnings and/or Adjusted EBITDA, are difficult to forecast with precision before the end of each period. The Company therefore believes that it is not possible for it to have the required information necessary to forecast GAAP results or to quantitatively reconcile GAAP forecasts to non-GAAP forecasts with sufficient precision without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The relevant items that are difficult to predict on a quarterly and/or annual basis with precision and may materially impact the Company’s GAAP results include, but are not limited, to the following:
■Certain equity-based compensation charges that may be determined at the discretion of management throughout and up to the period-end;
■Unusual, one-time, non-ordinary, or non-recurring items;
■The impact of gains or losses on certain marketable securities, as well as any gains or losses related to associated mark-to- market movements and/or hedging. These items are calculated using period-end closing prices;
■Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end; and
■Acquisitions, dispositions and/or resolutions of litigation, which are fluid and unpredictable in nature.
Liquidity Defined
BGC may also use a non-GAAP measure called “liquidity”. The Company considers liquidity to be comprised of the sum of cash and cash equivalents, reverse repurchase agreements (if any), financial instruments owned, at fair value, less securities lent out in securities loaned transactions and repurchase agreements (if any). The Company considers liquidity to be an important metric for determining the amount of cash that is available or that could be readily available to the Company on short notice.
For more information regarding Liquidity, see the section of this document and/or in the Company’s most recent financial results press release titled “Liquidity Analysis”, including any footnotes to the same, for details about how BGC’s non-GAAP results are reconciled to those under GAAP.
Constant Currency Defined
BGC generates a significant amount of its revenues in non-U.S. dollar denominated currencies, particularly in the euro and pound sterling. In order to present a better comparison of the Company's revenues during the period, which exhibited highly volatile foreign exchange movements, BGC provides revenues year-over-year comparisons on a "Constant Currency" basis. BGC uses a Constant Currency financial metric to provide a better comparison of the Company's underlying operating performance by eliminating the impacts of foreign currency fluctuations between comparative periods. Since BGC's consolidated financial statements are presented in U.S. dollars, fluctuations in non-U.S. dollar denominated currencies have an impact on the Company's GAAP results. The Company's Constant Currency metric, which is a non-GAAP financial measure, assumes the foreign exchange rates used to determine the Company's comparative prior period revenues, apply to the current period revenues. Constant Currency revenue percentage change is calculated by determining the change in current quarter non-GAAP Constant Currency revenues over prior period revenues. Non-GAAP Constant Currency revenues are total revenues excluding the effect of foreign exchange rate movements and are calculated by remeasuring and/or translating current quarter revenues using prior period exchange rates. BGC presents certain non-GAAP Constant Currency percentage changes in Constant Currency revenues as a supplementary measure because it facilitates the comparison of the Company's core operating results. This information should be considered in addition to, and not as a substitute for, results reported in accordance with GAAP.

BGC PARTNERS, INC.
RECONCILIATION OF GAAP INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES TO ADJUSTED EARNINGS AND GAAP FULLY DILUTED EPS TO POST-TAX ADJUSTED EPS
(in thousands, except per share data)
(unaudited)

	Q1 2023	Q1 2022
GAAP income (loss) from operations before income taxes	$33,231	$45,358

Pre-tax adjustments:

Compensation adjustments:
Equity-based compensation and allocations of net income to limited partnership units and FPUs (1)	81,373	57,876
Other Compensation charges (2)	413	508
Total Compensation adjustments	81,786	58,384

Non-Compensation adjustments:
Amortization of intangibles (3)	3,684	4,310
Impairment charges	1,770	2,120
Other (4)	4,041	5,733
Total Non-Compensation adjustments	9,495	12,163

Other income (losses), net adjustments:
Fair value adjustment of investments (5)	1,321	(140)
Other net (gains) losses (6)	(1,223)	(2,644)
Total other income (losses), net adjustments	98	(2,784)

Total pre-tax adjustments	91,379	67,763

Adjusted Earnings before noncontrolling interest in subsidiaries and taxes	$124,610	$113,121

GAAP net income (loss) available to common stockholders	$18,978	$25,972
Allocation of net income (loss) to noncontrolling interest in subsidiaries (7)	2,299	3,821
Total pre-tax adjustments (from above)	91,379	67,763
Income tax adjustment to reflect adjusted earnings taxes (8)	2,964	5,607

Post-tax adjusted earnings	$115,620	$103,163

Per Share Data

GAAP fully diluted earnings (loss) per share	$0.05	$0.07

Less: Allocations of net income (loss) to limited partnership units, FPUs, and noncontrolling interest in subsidiaries, net of tax	(0.01)	—
Total pre-tax adjustments (from above)	0.18	0.13
Income tax adjustment to reflect adjusted earnings taxes	0.01	0.01

Post-tax adjusted earnings per share	$0.23	$0.21

Fully diluted weighted-average shares of common stock outstanding	501,067	502,877

Dividends declared per share of common stock	$0.01	$0.01
Dividends declared and paid per share of common stock	$0.01	$0.01
Please see footnotes to this table on the next page.

(1) The components of equity-based compensation and allocations of net income to limited partnership units and FPUs are as follows (in thousands):

	Q1 2023	Q1 2022
Issuance of common stock and grants of exchangeability	$51,966	$30,135
Allocations of net income	2,380	3,690
LPU amortization	21,431	19,023
RSU amortization	5,596	5,028
Equity-based compensation and allocations of net income to limited partnership units and FPUs	$81,373	$57,876
(2) GAAP Expenses in the first quarter of 2023 included $0.2 million of certain acquisition-related compensation expenses, and $0.2 million of other compensation related adjustments. GAAP Expenses in the first quarter of 2022 included certain acquisition-related compensation expenses of $0.7 million and $0.1 million of employee loan impairments related to the cost reduction program.
(3) Includes non-cash GAAP charges related to the amortization of intangibles with respect to acquisitions.
(4) GAAP expenses in the first quarter of 2023 and 2022 included various other GAAP items. GAAP expenses for the first quarter of 2023 and 2022 included $2.0 million and $6.0 million, respectively, of reserves in connection with unsettled trades and receivables with sanctioned Russian entities. The above-referenced items are consistent with BGC’s normal practice of excluding certain GAAP gains and charges from Adjusted Earnings that management believes do not best reflect the ordinary results of the Company, including with respect to non-recurring or unusual gains or losses, as well as resolutions of litigation.
(5) Includes a non-cash loss of ($1.3) million and a non-cash gain of $0.1 million, respectively, related to fair value adjustments of investments held by BGC in the first quarter of 2023 and 2022.
(6) For the first quarter of 2023 and 2022, includes non-cash gains of $2.1 million and $2.8 million, respectively, related to BGC's investments accounted for under the equity method. The first quarter of 2023 also included a net loss of ($0.8) million related to other recoveries and various other GAAP items, while the first quarter of 2022 also included a net loss of ($0.2) million related to various other GAAP items.
(7) Primarily represents Cantor's pro-rata portion of net income.
(8) BGC's GAAP provision (benefit) for income taxes is calculated based on an annualized methodology. The Company's GAAP provision (benefit) for income taxes was $12.1 million and $14.7 million for the first quarters of 2023 and 2022, respectively. The Company includes additional tax-deductible items when calculating the provision for taxes with respect to Adjusted Earnings using an annualized methodology. These include tax-deductions related to equity-based compensation with respect to limited partnership unit exchange, employee loan amortization, and certain net-operating loss carryforwards. The non-GAAP provision for income taxes was adjusted by $3.0 million and $5.6 million for the first quarters of 2023 and 2022, respectively. As a result, the provision (benefit) for income taxes with respect to Adjusted Earnings was $9.1 million for both the first quarters of 2023 and 2022.
Note: Certain numbers may not add due to rounding.

BGC PARTNERS, INC.
FULLY DILUTED WEIGHTED-AVERAGE SHARE COUNT
UNDER GAAP AND FOR ADJUSTED EARNINGS
(in thousands)
(unaudited)

	Q1 2023	Q1 2022

Common stock outstanding	375,220	368,323
Limited partnership units	55,736	64,882
Cantor units	57,605	56,772
Founding partner units	7,110	8,026
RSUs	4,008	3,681
Other	1,388	1,193

Fully diluted weighted-average share count under GAAP and Adjusted Earnings	501,067	502,877

Note: BGC’s fully diluted weighted-average share count under GAAP may differ from the fully diluted weighted-average share count for Adjusted Earnings in order to avoid anti-dilution in certain periods.

BGC PARTNERS, INC.
LIQUIDITY ANALYSIS
(in thousands)
(unaudited)

	March 31, 2023	December 31, 2022

Cash and cash equivalents	$493,496	$484,989
Financial instruments owned, at fair value	41,302	39,319
Total Liquidity	$534,798	$524,308

        BGC PARTNERS, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	Q1 2023	Q1 2022
GAAP net income (loss) available to common stockholders	$18,978	$25,972

Add back:

Provision (benefit) for income taxes	12,061	14,657

Net income (loss) attributable to noncontrolling interest in subsidiaries (1)	2,192	4,729

Interest expense	15,742	14,303

Fixed asset depreciation and intangible asset amortization	19,059	18,399

Impairment of long-lived assets	1,770	2,120

Equity-based compensation and allocations of net income to limited partnership units and FPUs (2)	81,373	57,876

(Gains) losses on equity method investments (3)	(2,062)	(2,803)

Other non-cash GAAP expenses (4)	2,000	6,000

Adjusted EBITDA	$151,113	$141,253

(1) Primarily represents Cantor's pro-rata portion of net income.
(2) Represents BGC employees' pro-rata portion of net income and non-cash and non-dilutive charges relating to equity-based compensation. See Footnote 1 to the table titled “Reconciliation of GAAP Income (Loss) from Operations before Income Taxes to Adjusted Earnings and GAAP Fully Diluted EPS to Post-Tax Adjusted EPS” for more information.
(3) For the first quarters of both 2023 and 2022, includes non-cash gains of $2.1 million and $2.8 million, respectively, related to BGC's investments accounted for under the equity method.
(4) The first quarters of 2023 and 2022 includes $2.0 million and $6.0 million, respectively, of non-cash reserves in connection with unsettled trades and receivables with sanctioned Russian entities.

Other Items of Note
Unless otherwise stated, all results provided in this document compare the first quarter of 2023 with the year-earlier period. Certain reclassifications may have been made to previously reported amounts to conform to the current presentation and to show results on a consistent basis across periods. Certain numbers and percentage changes listed throughout this document may not sum due to rounding.
About BGC Partners, Inc.
BGC Partners, Inc. (“BGC”) is a leading global brokerage and financial technology company. BGC, through its various affiliates, specializes in the brokerage of a broad range of products, including Fixed Income (Rates and Credit), Foreign Exchange, Equities, Energy and Commodities, Shipping, and Futures. BGC, through its various affiliates, also provides a wide variety of services, including trade execution, brokerage, clearing, trade compression, post-trade, information, and other back-office services to a broad range of financial and non-financial institutions. Through its brands, including Fenics®, FMX™, FMX Futures Exchange™, Fenics Markets Xchange™, Fenics Digital™, Fenics UST™, Fenics FX™, Fenics Repo™, Fenics Direct™, Fenics MID™, Fenics Market Data™, Fenics GO™, Fenics PortfolioMatch™, BGC®, BGC Trader™, kACE2™, and Lucera®, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. BGC, BGC Partners, BGC Trader, GFI, GFI Ginga, CreditMatch, Fenics, Fenics.com, FMX, Sunrise Brokers, Poten & Partners, RP Martin, kACE2, Capitalab, Swaptioniser, CBID, Caventor, LumeMarkets and Lucera are trademarks/service marks and/or registered trademarks/service marks of BGC and/or its affiliates.
BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC’s Class A common stock trades on the Nasdaq Global Select Market under the ticker symbol “BGCP”. BGC is led by Chairman of the Board and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com. You can also follow BGC at https://twitter.com/bgcpartners, https://www.linkedin.com/company/bgc-partners and/or http://ir.bgcpartners.com/Investors/default.aspx.
Discussion of Forward-Looking Statements about BGC
Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the effects of the COVID-19 pandemic on the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission ("SEC") filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.
Additional Information About the Corporate Conversion Transactions and Where to Find It
BGC Group, Inc. (“BGC Group”) has filed with the SEC a registration statement on Form S-4, which has not yet been declared effective, and which includes a consent solicitation statement of BGC and a prospectus of BGC Group, and certain other documents in connection with the corporate conversion transactions. The definitive consent solicitation statement/prospectus will be sent to the stockholders of BGC. INVESTORS AND STOCKHOLDERS OF BGC ARE URGED TO READ THE DEFINITIVE CONSENT SOLICITATION STATEMENT/PROSPECTUS, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE CORPORATE CONVERSION TRANSACTIONS WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT BGC GROUP, BGC AND THE CORPORATE CONVERSION TRANSACTIONS. The registration statement and consent solicitation statement/prospectus and other documents filed by BGC and BGC Group with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the consent solicitation statement/prospectus and other documents filed with the SEC on BGC’s website at https://www.bgcpartners.com or upon written request to BGC’s Investor Relations department, 499 Park Avenue, New York, NY 10022, USA or by calling (212) 610-2426.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in the Solicitation
This communication is not a solicitation of consents in connection with the corporate conversion transactions. However, BGC, BGC Group, and certain of their respective directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of consents in connection with the corporate conversion transactions. Information about BGC’s directors and executive officers may be found in Amendment No. 1 to BGC's Annual Report on Form 10-K, filed with the SEC on April 28, 2023, which can be obtained free of charge from the SEC. Additional information regarding the interests of such potential participants in the solicitation of consents in connection with the corporate conversion transactions will be included in the consent solicitation statement/prospectus and other relevant materials filed with the SEC when they become available.

Media Contact:
Karen Laureano-Rikardsen
+1 212-829-4975

Investor Contact:
Jason Chryssicas
+1 212-610-2426